UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2017, Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), entered into a Rights Agreement, dated as of February 17, 2017 (the “Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”). A brief description of the material terms of the Rights Agreement is included in Item 3.03 of this Current Report on Form 8-K, which description is incorporated into this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On February 16, 2017, the Board of Directors of the Company (the “Board”) approved the Rights Agreement and declared a dividend distribution of one Series D preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as of the close of business on the Record Date (as hereinafter defined), and authorized the issuance of one Right in respect of each share of Common Stock issued by the Company after the close of business on the Record Date and prior to the Distribution Time (as hereinafter defined) (or earlier redemption, exchange or expiration of the Rights). The dividend distribution is payable on February 17, 2017 to the stockholders of record at the close of business on February 17, 2017 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series D Preferred Stock, par value $0.01 per share (“Preferred Stock”), at a price of $26.00 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

The Rights Agreement was adopted to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses, capital losses, general business credits, alternative minimum tax credits, foreign tax credits and certain “built-in losses” and other tax attributes (collectively, the “Tax Benefits”) to reduce potential future federal income tax obligations may become substantially limited. Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Benefits in certain circumstances to offset any current and future taxable income and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Benefits do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Benefits in future years, and therefore these Tax Benefits could be a substantial asset to the Company. However, if the Company experiences an “ownership change” (as defined in Section 382 of the Internal Revenue Code), its ability to use the Tax Benefits may be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could significantly impair the value of the Tax Benefits. Generally, a company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to act as a deterrent to any person acquiring beneficial ownership of 5% or more of the outstanding Common Stock without the approval of the Board.

Until the Distribution Time (as defined below), the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders thereof (if the Common Stock is certificated) or the registration of shares of Common Stock in the book entry ownership records of the transfer agent for the Common Stock (if the Common Stock is uncertificated). Until the Distribution Time, the Rights will be transferable only in connection with the transfer of the Common Stock and the transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.

The “Distribution Time” will be the close of business on the tenth (10th) business day after the Redemption Deadline. The “Redemption Deadline” will be the earlier to occur of (i) the first public announcement (by the Company or an Acquiring Person) that a person or entity has become an Acquiring Person and (ii) the time when a majority of the members of the Board then in office has actual knowledge that a person or entity has become an Acquiring Person. An “Acquiring Person” is a person or entity that has acquired beneficial ownership of 5% or more of the outstanding shares of the Common Stock, subject to certain exceptions. A person or entity that, at the time of the first public announcement of the Rights Agreement, was already the beneficial owner of 5% or more of the outstanding Common Stock, will not be considered an Acquiring Person unless that person or entity acquires one or more additional shares of Common Stock after such time (subject to specified exceptions). The Board may exempt certain transactions, persons or entities from the operation of the Rights Agreement (subject to such conditions or limitations as may be specified by the Board) if the Board reasonably determines that the acquisition of Common Stock within the terms of the exemption will not jeopardize or endanger the availability to the Company of the Tax Benefits.

As soon as practicable following the Distribution Time, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Time and, following the Distribution Time, such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Time. The Rights will expire on the earliest to occur of (i) February 17, 2020, (ii) the time at which the Rights are redeemed in full as provided in Section 23 of the Rights Agreement or exchanged in full as provided in Section 24 of the Rights Agreement, (iii) the effective date of the repeal of Section 382 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that this Agreement is no longer necessary for the preservation of the Tax Benefits, (iv) the beginning of a taxable year of the Company for which the Board determines that the Company has no Tax Benefits that may be carried forward, and (v) the date of dissolution of the Company, unless the expiration date is extended or the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $10.00 per share and 100 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferential liquidation payment of $100.00 per share plus accrued and unpaid dividends thereon, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made on one share of Common Stock. Each share of Preferred Stock will have 100 votes voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per one share of Common Stock. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of Preferred Stock of certain rights or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the then current market price per share of the Preferred Stock, or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above), in each case in accordance with the terms of the Rights Agreement. The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations as of the Common Stock occurring, in any such case, prior to the Distribution Time.

From and after the time when any party first becomes an Acquiring Person (the “Shares Acquisition Time”), any Rights that are acquired or beneficially owned by any Acquiring Person (or any affiliate or associate of any Acquiring Person) shall be null and void without any further action and any holder of such Rights (including any successor holder thereof) shall thereafter have no right to exercise such Rights or receive any consideration therefor under any provision of the Rights Agreement (including any cash, securities or other property delivered by the Company upon the redemption or exchange of the Rights).

From and after the Shares Acquisition Time, each holder of a Right will thereafter have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of shares of the Common Stock equal to the Purchase Price divided by 50% of the current market price for a shares of Common Stock (that is, Common Stock having a market value of two times the Purchase Price) in lieu of receiving shares of Preferred Stock.

If, after the Shares Acquisition Time, the Company is party to a merger or consolidation in which the Company does not survive or in which its Common Stock is exchanged for cash or the securities of another entity or the Company sells assets aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) (a “Section 13 Transaction”), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, a number of shares of the senior voting stock of the principal acquiring party equal to the Purchase Price divided by 50% of the market price (as of the date of the Section 13 Transaction) for a share of such senior voting stock (that is, such senior voting stock having a market value of two times the Purchase Price).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock, Common Stock or other securities for which a Right may be exercisable will be issued upon the exercise of any Right or Rights (other than fractions that are integral multiples of one one-hundredths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, a cash payment will be made based on the market price of the Preferred Stock, Common Stock or such other securities, as applicable, on the last trading date prior to the date of exercise.

At any time prior to the Redemption Deadline, the Board may, but is not required to, redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock, any other form of consideration or any combination thereof. In addition, if any term, provision, covenant or restriction of the Rights Agreement is held by any court or authority to be invalid, void or unenforceable and the Board determines in good faith that severing the invalid language from the Rights Agreement would adversely affect the purpose or effect of the Rights Agreement, the Board may, but is not required to, redeem the Rights, in whole but not in part, for the Redemption Price until the close of business on the tenth (10th) Business Day following the date of such determination by the Board (even if after the Redemption Deadline).

At any time after the Redemption Deadline, the Board may, at its option, exchange the Rights, in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment), or for shares of Preferred Stock or other consideration having an equivalent value. The Board’s exchange right may not be exercised after an Acquiring Person becomes the beneficial owner of 50% or more of the voting power of the shares of Common Stock then outstanding or after a Section 13 Transaction.

Immediately upon the action of the Board to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock (or Preferred Stock or other consideration) exchangeable for the Rights, as applicable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

At any time when the Rights are redeemable, the Company may, in its sole and absolute discretion, supplement or amend the Rights Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are not redeemable, the Company may supplement or amend the Rights Agreement without the approval of any holders of the Rights in order to cure any ambiguity, correct or supplement any defective or inconsistent provision, shorten or lengthen any time period, or change or supplement the provisions of the Rights Agreement in any manner that the Company may deem necessary or desirable; provided, that, in each such case, such supplement or amendment does not in any manner adversely affect the interests of the holders of Rights (which will not include Rights that have become null and void as a result of a party becoming an Acquiring Person), cause the Rights Agreement to become otherwise amendable, or cause the Rights to again become redeemable.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the redemption of the Rights by the Board. The Rights should not interfere with any merger or other business combination that is in the best interests of the Company and its shareholders because the Board may, at its option, at any time prior to the Redemption Deadline, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.

The above summary of the Rights, Preferred Stock, and Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Articles of Incorporation”), the Certificate of Designations of Series D Preferred Stock of the Company (the “Certificate of Designations”), and the Rights Agreement, each of which are incorporated herein by reference. Copies of the Articles of Incorporation, the Certificate of Designations, and the Rights Agreement are attached as Exhibits 3.1, 3.2, 3.3 and 4.1, respectively, to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations setting forth the rights, powers and preferences of the Series D Preferred Stock of the Company and designating 2,000,000 shares as Series D Preferred Stock. The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on February 17, 2017.

This summary of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on February 17, 2017 announcing the Board’s adoption of the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 10-Q filed on November 9, 2010).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-3 filed on September 29, 2015).

3.3	Certificate of Designations of Series D Preferred Stock of Harvest Natural Resources, Inc.

4.1	Rights Agreement, dated as of February 17, 2017, by and between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A.

99.1	Press release, dated February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017	HARVEST NATURAL RESOURCES, INC.

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 10-Q filed on November 9, 2010).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-3 filed on September 29, 2015).

3.3	Certificate of Designations of Series D Preferred Stock of Harvest Natural Resources, Inc.

4.1	Rights Agreement, dated as of February 17, 2017, by and between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A.

99.1	Press release, dated February 17, 2017.